Registration No. 33-48476

Registration No. 33-54175

Registration No. 33-65199

Registration No. 333-88923

Registration No. 333-90167

Registration No. 333-116053

Registration No. 333-127081

Registration No. 333-127809

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-48476

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-54175

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-65199

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-88923

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-90167

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-116053

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-127081

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-127809

Under The Securities Act of 1933

ALLTEL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	34-0868285
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Allied Drive Little Rock, Arkansas	72202
(Address of Principal Executive Offices)	(Zip Code)

Alltel Corporation 1991 Stock Option Plan

Alltel Corporation Amended and Restated 1994 Stock Option Plan for Non-Employee Directors

Alltel Corporation 1994 Stock Option Plan for Employees

Amended and Restated 360 Communications Company 1996 Equity Incentive Plan

Alltel Corporation 1998 Equity Incentive Plan

Alltel Corporation 401(k) Plan

Western Wireless Corporation 2005 Long-Term Equity Incentive Plan

Alltel Corporation 2001 Equity Incentive Plan

(Full Titles of Plans)

Sharilyn S. Gasaway

Executive Vice-President – Chief Financial Officer

Alltel Corporation

One Allied Drive

Little Rock, Arkansas 72202

(Name and Address of Agent For Service)

(501) 905-8000

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Paul Shim

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

(212) 225-2000

TERMINATION OF REGISTRATION

These Post-Effective Amendments (these “Amendments”), filed by Alltel Corporation (the “Company”), deregister all shares of the Company’s Common Stock, $1 par value per share, that had been registered for issuance under the following Registration Statements on Form S-8 (together, the “Registration Statements”):

•	File No. 33-48476, which was filed with the Securities and Exchange Commission (the “SEC”) and became effective on June 15, 1992;

•	File No. 33-54175, which was filed with the SEC and became effective on July 29, 1994;

•	File No. 33-65199, which was filed with the SEC and became effective on December 20, 1995;

•	File No. 333-88923, which was filed with the SEC and became effective on October 13, 1999;

•	File No. 333-90167, which was filed with the SEC and became effective on November 2, 1999;

•	File No. 333-116053, which was filed with the SEC and became effective on June 1, 2004;

•	File No. 333-127081, which was filed with the SEC and became effective on August 1, 2005; and

•	File No. 333-127809, which was filed with the SEC and became effective on August 24, 2005.

On November 16, 2007, pursuant to the Agreement and Plan of Merger, dated as of May 20, 2007, among the Company, Atlantis Holdings LLC, a Delaware limited liability company (“Parent”) and Atlantis Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company being the surviving entity and becoming controlled by Parent. As a result, the Company has terminated all offerings of its securities pursuant to the Registration Statement. In accordance with undertakings made by the Company in the Registration Statement, the Company hereby removes from registration all securities under the Registration Statement which remained unsold as of the effective time of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in Little Rock, Arkansas, on November 16, 2007.

ALLTEL CORPORATION

By:	/s/ Sharilyn S. Gasaway
Sharilyn S. Gasaway
Executive Vice-President – Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Scott T. Ford	President and Chief Executive Officer	November 16, 2007
Scott T. Ford

	Director	November 16, 2007
James Coulter

/s/ Gene Frantz	Director	November 16, 2007
Gene Frantz

/s/ John Marren	Director	November 16, 2007
John Marren

/s/ Joseph Gleberman	Director	November 16, 2007
Joseph Gleberman

	Director	November 16, 2007
Leo Mullin

/s/ Peter Perrone	Director	November 16, 2007
Peter Perrone